UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Note and Warrant

On November 29, 2011, United American Petroleum Corp. (the “Registrant”) borrowed an additional Five Hundred Fifty Thousand Dollars ($550,000) from an investor (the “Investor”) pursuant to the original Note and Warrant Purchase Agreement with the Investor dated October 14, 2011.  The Registrant issued a convertible promissory note to the Investor in the amount of Five Hundred Fifty Thousand Dollars ($550,000) (“Note”).  The Note is due on October 14, 2014, or upon default, whichever is earlier, and bears interest at the annual rate of 10%.  This brief description of the Note is only a summary that discloses material terms of the Note and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report.  In connection with the Note, the Investor also received warrants to purchase five hundred fifty thousand (550,000) shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”).  The Warrants expire five years from the date of the investment.  This brief description of the Warrants is only a summary that discloses material terms of the Warrants and is qualified in its entirety by reference to the full text of the Warrants as attached in Exhibit 10.2 to this Current Report.

The Note and Warrants were issued to the Investor in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 (“Securities Act”), which exemption is specified by the provisions of Regulation S promulgated pursuant to the Securities Act by the Securities and Exchange Commission.

Purchase Agreement

On November 30, 2011, the Registrant entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with McKenzie Oil Corp. (“McKenzie”), pursuant to which the Registrant acquired one hundred percent (100%) of McKenzie’s working interest in what is designated as the McKenzie State Well No. 1, located in Pecos County, Texas, in exchange for an aggregate cash sum of Five Hundred Fifty Thousand Dollars ($550,000) and fifty thousand (50,000) shares of the Registrant’s common stock (the “Shares”).  This brief description of the Purchase Agreement is only a summary that discloses material terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached in Exhibit 10.3 to this Current Report.

The Shares were issued to McKenzie in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2011, the Registrant acquired from McKenzie a 100% working interest in the McKenzie State Well No. 1, which totals approximately 186 gross acres located in Pecos County, Texas and all personal property related thereto pursuant to the Purchase Agreement as referenced in Item 1.01 of this Current Report, which disclosure is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Note.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Note and the Warrants issued to the Investor and the Shares issued to McKenzie.

Item 9.01.  Exhibits.

(a) Financial statements of businesses acquired.

The Registrant intends to file financial statements of the Registrant and any pro forma financial information regarding the acquisition of the McKenzie State Well No. 1 by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is filed.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Convertible Promissory Note.
10.2	Form of Warrants.
10.3	Purchase and Sale Agreement dated November 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: December 5, 2011	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer